UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2010 (August 6, 2010)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

_____________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below.  The discussion is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Effective August 6, 2010, Quick-Med Technologies, Inc. (the “Company”) and Biosara Corporation ("Biosara") entered into a Development and Option Agreement (the “Agreement”).   The Agreement remains in effect until December 31, 2010 or until superseded by the earlier of a license agreement or another product development agreement.  Under the Agreement, the Company will use commercially reasonable efforts to develop certain wound care products incorporating its proprietary NIMBUS® antimicrobial technology to be manufactured by or for Biosara.  The parties agreed to perform in accordance with the terms as set forth in the statement of work including the initial and subsequent monthly development fee paid or to be paid to the Company.

In addition, the Company granted Biosara an exclusive option (the "Option") during the term of this Agreement (the “Option Period") to enter into an exclusive patent and technology license agreement (the "License Agreement") to make, use, sell and offer for sale certain wound care products in the United States and Canada in the institutional wound care market.  The parties agreed to certain major terms in the License Agreement.  Under these terms, the Company will receive royalty payments on the product sales at an agreed royalty rate with minimum royalty payments.

 Biosara may exercise the Option by sending  a written notice (the “Option Notice”) to the Company notifying it of such exercise any time between the effective date of this Agreement and the expiration of the Option Period.  Upon receipt of the Option Notice, the parties, acting reasonably and in good faith, shall develop and execute the License Agreement within 60 days that includes the essence of the agreed terms.

If Biosara fails to exercise the Option prior to the expiration of the Option Period, the Agreement will be immediately terminated and neither party will have any further obligation to the other except to the extent such obligation was incurred prior to the effective date of such termination.

There are no material relationships between the Company or its affiliates and any of the other parties to the Agreement, other than with respect to the Agreement.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exh. No.                                Description

10.1
Development and Option Agreement by and between Quick-Med Technologies, Inc. and Biosara Corporation, effective as of August 6, 2010.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: August 12, 2010
/s/ Nam H. Nguyen________________
Nam H. Nguyen, Chief Financial Officer